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                                                             Exhibit 1A(10)
APPLICATION FOR VARIABLE LIFE INSURANCE
HARTFORD LIFE INSURANCE COMPANY
HARTFORD, CONNECTICUT 05115                  [Letterhead]  THE HARTFORD

1A.PROPOSED INSURED (PRINT FULL NAME)                       B. SEX
     First Name     Middle Initial      Last Name           / / M
                                                            / / F
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C. BIRTH DATE            D. AGE NEAREST BIRTHDAY            E. PLACE OF BIRTH
Mo  Day  Yr

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F.MARITAL STATUS / / SINGLE / / MARRIED / / WIDOWED / / SEPARATED / / DIVORCED
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G.NAME ALL PRESENT OCCUPATIONS & DESCRIBE DUTIES:



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H.RESIDENCE ADDRESS:                                                     MAIL TO
No.       Street                        City      State     Zip
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I.BUSINESS ADDRESS:NAME
No.       Street                        City      State     Zip
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2A. BENEFICIARY   Print full name and relationship to Proposed Insured.
    Primary                                       Secondary

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B. OWNER:      Name
          Address:       No.       Street         City      State     Zip
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C. SOCIAL SECURITY OR TAX I.D. NUMBER:  Insured             Owner

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3A. INITIAL PREMIUM  $                  D. SELECT ONE OR MORE FUNDS AND INDICATE
                      ---------------      ALLOCATION
 (Is premium submitted with           / / GNMA Fund                  _________ %
      application?)                   / / Money Market Fund          _________ %
          YES            NO           / / Fixed Income Fund          _________ %
          / /            / /          / / Government Securities Fund _________ %
  B. INITIAL DEATH BENEFIT __________ / / Stock Fund                 _________ %
                                      / / Advisers Fund              _________ %
  C. PLAN ___________________________ / / Aggressive Growth Fund     _________ %
                                      / / Other: __________________  _________ %
                                      (20% minimum per Fund)    Total    100%
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IF THE ANSWERS TO QUESTION NUMBER 4 ARE NO, DATE AND SIGN THE APPLICATION.  IF
ANY OF THE ANSWERS ARE YES, COMPLETE THE SIMPLIFIED UNDERWRITING APPLICATION.
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                                                                      YES   NO
4. A. Have you ever had or been treated for cancer, diabetes, heart   / /  / /
      attack, angina, stroke, brain or spinal cord disorder or been declined life insurance?
   B. During the past 5 years have you had or been treated for an     / /  / /
      emotional disorder, epilepsy, emphysema, kidney failure,
      liver disorder or been advised to have treatment for alcohol or drug abuse?
   C. During the past year have you been confined in a hospital, or   / /  / /
      consulted a physician or other practitioner for other than a routine general examination, virus, cold, minor injury or
      pregnancy.
   D. During the past year did you, or do you in the future intend to, pilot an ultralight aircraft or engage in hang-gliding,
      skydiving, or motor vehicle racing?                             / /  / /
   E. Are you purchasing this insurance to replace or change any      / /  / /
      life insurance or annuities-in-force?

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5. SUITABILITY                                                       YES    NO
   A. Do you understand that the death benefit and cash value may increase or decrease depending on the investment return of
      the contract?                                                   / /  / /
   B. Do you believe that this contract will meet your insurance
      needs and financial objectives?                                 / /  / /
   C. Did you receive the appropriate Fund Prospectus?                / /  / /

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6. Corrections and Amendments (H.O. Use Only)



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I have received a conditional receipt with respect to my advance payment.  I have read and I understand and agree to the provisions and limitations of such receipt.

Date: _________________________         Signature of
                                        Proposed Insured _______________________
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I UNDERSTAND THAT THE DEATH BENEFIT AND THE CASH VALUE UNDER THIS CONTRACT ARE
VARIABLE AND MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RETURN OF THE CONTRACT. NO MINIMUM CASH VALUE IS GUARANTEED.

I DECLARE to the best of my knowledge and belief that all of the answers herein are complete and true.

IT IS UNDERSTOOD AND AGREED that: (1) The answers herein, are to be considered the basis for any insurance issued, (2) The Company is not bound by any statements which I have made to any person, if not written or printed in this application. (3) A copy of this application will form part of any contract issued. (4) The Applicant, if other than a Proposed Insured, must adopt and confirm the answers herein. (5) Unless agreed to in writing, no change will be made to the: a) amounts; b) plan; or c) classification. (6) The insurance applied for with this application will not take effect unless: a) A contract is issued; b) The contract is delivered to the Applicant; c) The first full premium is paid; d) Modification forms or other forms for which a signature is required, if any, are completed at the time of delivery; e) The answers herein are without material change at the time of delivery; f) The Proposed Insured is living at the time of delivery. The only exception to this is stated in the Conditional Receipt, if any, dated the same as and given in conjunction with this application for the advance payment recorded in the application. (7) Acceptance of any contract issued will confirm any changes or amendments noted by the Company in the "Corrections and Amendments" space in the application.
(8) Only an Officer of the Company can make, modify, alter or discharge contract or waive any of the Company's rights or requirements.

OWNERSHIP -- The contract may be owned by: 1) The Applicant, if other than the Proposed Insured; 2) the Proposed Insured, if the Proposed Insured is the Applicant.

  DATED AT ___________________________  SIGNATURE OF
               City         State       PROPOSED INSURED ______________________

  This ______ day of _________ 19 ____  IF THE CONTRACT IS TO BE OWNED BY OTHER
                                        THAN THE PROPOSED INSURED, that person
                                        should sign below.

  Witness ____________________________     SIGNATURE OF
  (Licensed Resident Producer, if          APPLICANT ___________________________
   required by law)

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                                 PRODUCER REPORT
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1. PHI INFORMATION                      2. Is the Proposed Insured employed and
   Most convenient time to call:______     working regularly? / / Yes  / / No
   Tel.No.(  )________________Ext.____     (If homemaker, student or retiree,
                                           answer 'YES')
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3.   PROPOSED INSURED       APPLICANT   4. Do you have knowledge or reason to
                                           believe that replacement of existing
INCOME                                     life insurance or annuities is
NET WORTH                                  involved?             Yes / /  No / /
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PRODUCER'S CERTIFICATION -- I CERTIFY that I asked each question separately. The answers were recorded as given and they are complete and accurate to the best of my knowledge and belief. I CERTIFY that I am duly licensed in the state in which this application was signed and that I am a NASD Registered Representative.

PRODUCER, GEN'L AGT., STAFF REPRESENTATIVE

(Signature): __________________________________
PRODUCER OF RECORD
                      / / / / / /  / / / / / / / /  / / / / / / / / ____________
Contracted Producer/Agency/Broker-Dealer of       Producer Code   Prod. Credit %
     record for Commission Purposes

by ________________________________________________ / / / / / / / / ____________
   Licensed Soliciting Sub-Producer (if different
          than contracted Producer)
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(Complete following for Commission Split Only)

______________________/ / / / / /  / / / / / / / /  / / / / / / / / ____________
Contracted Producer/Agency of           Producer Code             Prod. Credit %
Record for Producer Credit
Purposes

General Agency of Sales Office Name
        and No.(Use Stamp) __________________________________ F.O. / /  / /  / /

FOR SALES OFFICE USE ONLY: Hartford Account
                           Executive's Name _____________ and Staff Code / / / /
BUSINESS:  / / ASSISTED   / / UNASSISTED